As filed with the Securities and Exchange Commission on September 29, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APTORUM GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

17 Hanover Square

London W1S 1BN, United Kingdom

Telephone: +44 20 80929299

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Louis Taubman, Esq.	Robert F. Charron
Hunter Taubman Fischer & Li LLC	Ellenoff Grossman & Schole LLP
1450 Broadway, 26th Floor	1345 Avenue of the Americas
New York, NY 10018	New York, NY 10105-0302
Tel: 917.512.0827	Tel: (212) 370-1300
Fax: 212.202.6380

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-248743)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee
Class A Ordinary Shares, par value $1.00 per share	3,000,000		389.40
Warrants to purchase Class A Ordinary Shares	-		-	(3)
Class A Ordinary Shares issuable upon exercise of Warrants	3,000,000		389.40
Pre-funded warrants to purchase Class A Ordinary Shares		(4)	-
Class A Ordinary Shares issuable upon exercise of the pre-funded warrants		(4)	-
Placement Agent warrants(5)	-		-	(3)
Class A Ordinary Shares issuable upon exercise of the Placement Agent warrants(5)	262,500		34.07
Total	$6,262,500		$812.87

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Aptorum Group Limited previously registered securities with a proposed maximum aggregate offering price of $31,312,500 on a Registration Statement on Form F-1 (File No. 333-248743), as amended (the "Related Registration Statement"), and paid a registration fee of $4,065.00. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered
(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	No fee required pursuant to Rule 457(g).
(4)	The proposed maximum aggregate offering price of the Class A Ordinary Shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A Ordinary Shares sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Class A Ordinary Shares and pre-funded warrants (including the Class A Ordinary Shares issuable upon exercise of the pre-funded warrants), if any, is $18,000,000.
(5)	Represents warrants issuable to H.C. Wainwright & Co., LLC (the “Placement Agent’s Warrants”) to purchase a number of Class A Ordinary Shares equal to 7.0% of the number of Class A Ordinary Shares and Pre-funded warrants being offered at an exercise price equal to 125% of the combined public offering price of the Class A Ordinary Shares and related warrant.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

The Company is filing this registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the Related Registration Statement, as amended, which was originally filed with the SEC on September 11, 2020 and declared effective on September 29, 2020.

We are filing this registration statement for the purpose of registering additional securities of the Company with a proposed maximum aggregate offering price not to exceed $6,262,500. The information set forth in the Related Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

1

EXHIBIT INDEX

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit No.	Description
5.1	Opinion of Cayman Islands counsel of Aptorum Group Limited, as to the validity of the Ordinary Shares and tax matters
5.2	Opinion of U.S. counsel of Aptorum Group Limited, as to the validity of the Ordinary Shares
23.1	Consent of Marcum Bernstein & Pinchuk LLP
23.2	Consent of Cayman Islands counsel of Aptorum Group Limited (included in Exhibit 5.1)
23.3	Consent of U.S. counsel of Aptorum Group Limited (included in Exhibit 5.2)

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 29, 2020.

Aptorum Group Limited

By:	/s/ Ian Huen
Name: Ian Huen
Title: Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth below on September 29, 2020.

/s/ Ian Huen	Chief Executive Officer
Name: Ian Huen	(principal executive officer) and Executive Director

/s/ Sabrina Khan	Chief Financial Officer
Name: Sabrina Khan	(principal financial officer and principal accounting officer)

/s/ Darren Lui	President and Executive Director
Name: Darren Lui

/s/ Clark Cheng	Chief Medical Officer and Executive Director
Name: Clark Cheng

/s/ Douglas Arner	Director
Name: Douglas Arner

/s/ Charles Bathurst	Director
Name: Charles Bathurst

/s/ Mirko Scherer	Director
Name: Mirko Scherer

/s/ Justin Wu	Director
Name: Justin Wu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in the City of New York, State of New York, on September 29, 2020.

By:	/s/ Louis Taubman
Name: Louis Taubman
Title: Authorized Representative in the United States

3